Exhibit 23.4

CONSENT OF UNDERSTOOD MINERAL RESOURCES LTD.

We consent to the use of our name, or any quotation from, or summarization of the technical report summary entitled “S-K 1300 Initial Assessment Report – Roughrider Uranium Project, Saskatchewan, Canada” dated November 5, 2024, that we prepared, included or incorporated by reference in:

(i)

the Annual Report on Form 10-K for the period ended July 31, 2025 (the “Form 10-K”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)	the Company’s Form S-3 Registration Statements (File Nos. 333-267992 and 333-268417), and any amendments or supplements thereto; and

(iii)

the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, 333-262197, 333-273321 and 333-280795); and any amendments or supplements thereto.

We further consent to the filing of the technical report summaries as exhibits to the Form 10-K.

UNDERSTOOD MINERAL RESOURCES LTD.

Per: /s/ Matt Batty
Matt Batty
Geostatistican and Owner

Date:  September 23, 2025